Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

Regentis Biomaterials Ltd.

Table 1: Newly Registered Securities

Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Ordinary Shares, no par value per share, reserved for issuance pursuant to the 2024 Share Option Plan	(1)	Other	500,000	$1.9475	$973,750.00	0.0001381	$134.47
Equity	Ordinary Shares, no par value per share, reserved for issuance pursuant to options outstanding under the 2024 Share Option Plan	(2)	Other	1,150,132	1.9475	2,239,882.07	0.0001381	309.33
Equity	Ordinary Shares, no par value per share, reserved for issuance pursuant to options outstanding under the 2009 Share Incentive Plan	(3)	Other	41,790	$1.9475	$81,386.03	0.0001381	$11.24

Total Offering Amounts:						$3,295,018.10		455.04
Total Fee Offsets:								0.00
Net Fee Due:								$455.04

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Offering Note(s)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares that become issuable under the 2024 Share Option Plan and the 2009 Share Incentive Plan as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration leading to an increase in the number of outstanding shares.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high ($2.04) and low ($1.855) sales prices of the registrant’s ordinary shares as reported on the NYSE American on August 7, 2026.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares that become issuable under the 2024 Share Option Plan and the 2009 Share Incentive Plan as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration leading to an increase in the number of outstanding shares.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also includes an indeterminate number of additional shares that become issuable under the 2024 Share Option Plan and the 2009 Share Incentive Plan as a result of anti-dilution provisions described therein by reason of any dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration leading to an increase in the number of outstanding shares.